Exhibit 99.1

Tidewater to Present at the Jefferies 5th Annual Shipping, Logistics & Offshore

Services Conference

NEW ORLEANS, September 10, 2008 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Jefferies 5th Annual Shipping, Logistics and Offshore Services Conference in New York, New York, on Wednesday, September 17, 2008, at approximately 9:00 a.m. EDT (8:00 a.m. CDT). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 18, 2008, at approximately 9:00 a.m. EDT (8:00 a.m. CDT) and will be available for ninety days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 448 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.